Exhibi 10.7

WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT (this "Agreement"), dated as of March 25, 2008, by and among Amarillo National Bank, as the Accounts Bank (the "Accounts Bank"), WestLB AG, New York Branch, as Administrative Agent (the "Administrative Agent"), WestLB AG, New York Branch, as Collateral Agent (the "Collateral Agent"), Pacific Ethanol Holding Co. LLC, a Delaware limited liability company ("Pacific Holding"), Pacific Ethanol Madera LLC, a Delaware limited liability company ("Madera"), Pacific Ethanol Columbia, LLC, a Delaware limited liability company ("Boardman"), Pacific Ethanol Stockton, LLC, a Delaware limited liability company ("Stockton"), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman and Stockton, the "Borrowers"), Pacific Ethanol, Inc., a Delaware corporation (the "Sponsor"), Pacific Holding, as the Borrowers' Agent (the "Borrowers' Agent"), and the Lenders party hereto.

PREAMBLE

WHEREAS, the Borrowers, the Borrowers' Agent, each of the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, the Accounts Bank, WestLB AG, New York Branch, as lead arranger and sole bookrunner, Mizuho Corporate Bank, Ltd., as lead arranger and co-syndication agent, CIT Capital Securities LLC, as lead arranger and co-syndication agent, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as lead arranger and co-documentation agent, and Banco Santander Central Hispano S.A, New York Branch, as lead arranger and co-documentation agent have entered into that certain Credit Agreement, dated as of February 27, 2007 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Pacific Ethanol, Inc., a Delaware corporation ("Sponsor"), Pacific Holding and the Administrative Agent have entered into that certain Sponsor Support Agreement, dated as of February 27, 2007 (as amended, the "Sponsor Support Agreement");

WHEREAS, the Sponsor has provided to the Administrative Agent and the Lenders that certain Request for Waiver letter dated March 16, 2008 (as supplemented by the Sponsor's updated letter dated March 20, 2008, and attached hereto as Exhibit A, the "Request Letter") requesting certain waivers under and amendments to the Credit Agreement and the Sponsor Support Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement, and agree to certain waivers and covenants, each on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

Unless otherwise expressly set forth herein, capitalized terms used in this Agreement shall have the meaning set forth in the Credit Agreement and the principles of interpretation set forth in Section 1.02 of the Credit Agreement shall apply to this Agreement.

2.	WAIVERS

2.1	Cash Management Weakness

2.1.1
Subject to the conditions set forth in Section 4 of this Agreement, the Lenders hereby waive any Defaults or Events of Default that may have occurred as a result of or in connection with (a) the inaccuracy of any representations and warranties made or deemed repeated under Sections 5.07 (No Material Adverse Effect), 5.12 (Collateral), 5.13(e) (Ownership of Properties), 5.18 (No Defaults), 5.21 (Accuracy of Information), 5.23 (Separateness), and 5.32 (Accounts), and 7.01(g) (Use of Proceeds and Cash Flow) of the Credit Agreement, (b) the Borrowers' failure to comply with the requirements of Sections 7.01(c)(i) (Operations and Maintenance), 7.01(e) (Payment of Obligations), 7.01(g) (Use of Proceeds and Cash Flow), 7.01(n) (Maintenance of Liens; Creation of Liens on Newly Acquired Property), 7.01(p) (Separateness), 7.02(b)(vi) (Liens), 7.02(i) (Accounts), 7.02(q) - (Use of Proceeds; Margin Regulations), 7.02(s) (Restricted Payments), 7.03 (Reporting Requirements), 8.02(a) (Deposits into and Withdrawals from Project Accounts) and 8.08 (Revenue Account) of the Credit Agreement and/or (c) the Borrowers' and the Sponsor's failure to comply with any other provisions of any of the Financing Documents that may have been breached, defaulted or violated, in each case only as a result of the Cash Management Weakness (as defined in the Request Letter).

2.2	DSR Shortfall

2.2.1
Subject to the conditions set forth in Section 4 of this Agreement, the Lenders hereby waive any Defaults or Events of Default that may have occurred as a result of or in connection with (a) the inaccuracy of any representations and warranties made or deemed repeated under Sections 5.18 (No Defaults) and 7.01(g) (Use of Proceeds and Cash Flow) of the Credit Agreement, (b) the Borrowers' failure to comply with the requirements of Sections 8.12 (Debt Service Reserve Account), 7.01(g) (Use of Proceeds and Cash Flow) and 7.03 (Reporting Requirements) of the Credit Agreement, and/or (c) the Borrowers' failure to comply with any other provisions of any of the Financing Documents that may have been breached, defaulted or violated, in each case only as a result of the DSR Shortfall (as defined in the Request Letter).

2.3	Accounting Weakness

2.3.1
Subject to the conditions set forth in Section 4 of this Agreement and solely with respect to the Accounting Weakness (as defined in the Request Letter and which shall be deemed to include any "material weaknesses" that may have occurred as a result of or in connection with the Cash Management Weakness), the Lenders hereby (i) waive the requirement that the Sponsor comply with Section 5.05(c) of the Sponsor Support Agreement with respect only to the Accounting Weakness and (ii) waive any Default or Event of Default that has occurred or might occur under the Credit Agreement or any other Financing Document as a result of the Sponsor's failure to comply with Section 5.05(c) of the Sponsor Support Agreement as a result solely of the Accounting Weakness.

2.4	Eurodollar Loans

2.4.1
With respect to the requirement in Section 3.05(e) - (Interest Rates) of the Credit Agreement that the Borrowers may not have more than seven (7) separate Eurodollar Loans at any time prior to the Conversion Date, the Lenders hereby waive any Default or Event of Default that may have occurred as a result of the Borrowers having more than seven (7) separate Eurodollar Loans outstanding.

2.5	Final Completion

2.5.1
Subject to the terms of the amendment in Section 3.3 of this Agreement, with respect to the requirement in Section 7.01(y) - (Affirmative Covenants - Final Completion) of the Credit Agreement that the Borrowers shall cause Final Completion for the Boardman Plant and the Madera Plant to occur on or before the date that is one hundred twenty (120) days after such Plant has achieved its Commercial Operation Date, the Lenders hereby waive such requirement and any Default or Event of Default resulting from the failure of Final Completion to have occurred for such Plants within such time period.

3.	AMENDMENTS

3.1	Waterfall

3.1.1	Section 8.08(b)(i) (Revenue Account) of the Credit Agreement is hereby deleted and replaced with the following:

"(i)	first:

(a)
on each Monthly Date, (A) to Pacific Ethanol as payment of any Sponsor Support Reimbursements then due and owing in accordance with the Sponsor Support Agreement and (B) to the Operating Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses (other than Operation and Maintenance Expenses related to corn, natural gas, electricity, insurance premiums and/or Borrower Taxes) that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the aggregate amount of such transfer of funds pursuant to clause (B) of this priority first (a) for all calendar months in such Fiscal Year, including amounts proposed to be drawn on such Monthly Date for the immediately succeeding calendar month, does not exceed the Permitted Operating Budget Deviation Levels for such immediately succeeding calendar month, as certified by the Borrower in such Revenue Account Withdrawal Certificate; and

(b)
no more than once each calendar week, to the Operating Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay some or all of the cost of corn, natural gas, electricity, insurance premiums and/or Borrower Taxes that, in each such case, are or will become due and payable during the current calendar month (provided that after giving effect to such transfer the amounts on deposit in or standing to the credit of the Operating Account for payment of such expenses shall not exceed the amounts anticipated to be due and payable for such expenses during the current calendar month)."

3.1.2	Section 8.08(c)(i) (Revenue Account) of the Credit Agreement is hereby deleted and replaced with the following:

"(i)	first:

(a)
on each Monthly Date, (A) to Pacific Ethanol, as payment of any Sponsor Support Reimbursements then due and owing in accordance with the Sponsor Support Agreement and (B) to the Operating Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses (other than Operation and Maintenance Expenses related to corn, natural gas, electricity, insurance premiums and/or Borrower Taxes) that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the aggregate amount of such transfer of funds pursuant to clause (B) of this priority first (a) for all calendar months in such Fiscal Year, including amounts proposed to be drawn on such Monthly Date for the immediately succeeding calendar month, does not exceed the Permitted Operating Budget Deviation Levels for such immediately succeeding calendar month, as certified by the Borrower in such Revenue Account Withdrawal Certificate; and

(b)
no more than once each calendar week, to the Operating Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay some or all of the cost of corn, natural gas, electricity, insurance premiums and/or Borrower Taxes that, in each such case, are or will become due and payable during the current calendar month (provided that after giving effect to such transfer the amounts on deposit in or standing to the credit of the Operating Account for payment of such expenses shall not exceed the amounts anticipated to be due and payable for such expenses during the current calendar month)."

3.1.3	Paragraph (i) of Exhibit 8.08-A of the Credit Agreement is hereby amended by adding the following at the end thereof:

"[(and the Borrowers hereby certify that such amount does not exceed the Permitted Operating Budget Deviation Levels)] [(and the Borrowers hereby certify that (a) such amount will be applied to pay the cost of corn, natural gas, electricity, insurance premiums and/or Borrower Taxes that, in each such case, are or will become due and payable at any period of time during the current calendar month and (b) the aggregate total amounts withdrawn and transferred from the Revenue Account under Section 8.08(b)(i) (including pursuant to this Revenue Account Withdrawal Certificate) for costs arising from the purchase of corn, natural gas, and/or electricity, insurance premiums and/or Borrower Taxes due and payable in the current calendar month totals [____] Dollars ($[____])];"

3.1.4	Paragraph (i) of Exhibit 8.08-B of the Credit Agreement is hereby amended by adding the following at the end thereof:

"[(and the Borrowers hereby certify that such amount does not exceed the Permitted Operating Budget Deviation Levels)] [(and the Borrowers hereby certify that (a) such amount will be applied to pay the cost of corn, natural gas, electricity, insurance premiums and/or Borrower Taxes that, in each such case, are or will become due and payable at any period of time during the current calendar month and (b) the aggregate total amounts withdrawn and transferred from the Revenue Account under Section 8.08(b)(i) (including pursuant to this Revenue Account Withdrawal Certificate) for costs arising from the purchase of corn, natural gas, and/or electricity, insurance premiums and/or Borrower Taxes due and payable in the current calendar month totals [____] Dollars ($[____])];"

3.1.5	Footnote 1 of Exhibit 8.08-A is hereby deleted and replaced with the following:

"To be included in the certificate for transfer permitted under Section 8.08(b)(i).  The first bracketed option applies to transfers on Monthly Dates.  The second bracketed option applies to permitted weekly transfers."

3.1.6	Footnote 1 of Exhibit 8.08-B is hereby deleted and replaced with the following:

"To be included in the certificate for each Monthly Date/weekly transfer permitted under Section 8.08(c)(i).  The first bracketed option applies to transfers on Monthly Dates.  The second bracketed option applies to permitted weekly transfers."

3.2	Eurodollar Loans

3.2.1	Section 3.05(e) - (Interest Rates) of the Credit Agreement is hereby amended by deleting the words "seven (7)" and replacing them with "ten (10)".

3.3	Final Completion

3.3.1	Section 7.01(y) - (Final Completion) of the Credit Agreement is hereby deleted and replaced with the following:

"(y)  Final Completion.  The Borrowers shall cause Final Completion for each Plant with respect to which a Funding has been made to occur on or before (i) in the case of the Madera Plant and the Boardman Plant, May 16, 2008 and (ii) in the case of each of the Greenfield Plants, the date that is ninety (90) days after such Plant shall have achieved its Commercial Operation Date."

4.	CONDITIONS

4.1	Fee

4.1.1
In consideration for each Lender's execution and delivery of this Agreement, the Sponsor hereby agrees to pay a waiver/amendment fee (the "Waiver/Amendment Fee") to each Lender who approves the amendments, modifications and waivers described in Sections 2 and 3 above (the "Waivers and Amendments") by returning an executed counterpart of this Agreement to the Administrative Agent, subject to the following:

(a)           notwithstanding anything to the contrary herein, the Sponsor shall not be required to pay the Waiver/Amendment Fee to any Lender unless the Required Lenders have executed this Agreement on or before March 28, 2008;

(b)           for each Lender that executes and delivers to the Administrative Agent an executed counterpart of this Agreement on or before 4:00 p.m. New York City time on March 25, 2008 (the "Early Approving Lenders"), the amount of the Waiver/Amendment Fee owed to such Early Approving Lender shall be one quarter of one percent (0.25%) of the aggregate total amount of each such Early Approving Lender's Term Loan Commitment and Working Capital Loan Commitment;

(c)           for each Lender that executes and delivers to the Administrative Agent an executed counterpart of this Agreement after 4:00 p.m. New York City time on March 25, 2008 but on or before March 28, 2008 (the "Other Approving Lenders"), the amount of the Waiver/Amendment Fee owed to such Other Approving Lenders shall be fifteen-hundredths of one percent (0.15%) of the aggregate total amount of each such Other Approving Lender's Term Loan Commitment and Working Capital Loan Commitment;

(d)           with respect to the Early Approving Lenders, the Sponsor shall pay the Waiver/Amendment Fee owed to such Early Approving Lenders to the Administrative Agent (for the account of such Early Approving Lenders) on the later of (i) the Business Day after the date on which the Required Lenders, the Administrative Agent, the Collateral Agent and the Accounts Bank have this executed this Agreement and (ii) March 26, 2008;

(e)           with respect to the Other Approving Lenders, the Sponsor shall pay the Waiver/Amendment Fee owed to such Other Approving Lenders to the Administrative Agent (for the account of such Other Approving Lenders) on the later of (i) the Business Day after the date that this Agreement has been executed by the Supermajority Lenders, the Administrative Agent, the Collateral Agent and the Accounts Bank and (ii) March 26, 2008;

(f)           this Agreement shall not be effective until the Waiver/Amendment Fee owed to the Early Approving Lenders has been paid in accordance with clause (d) above;

(g)           the Waiver and Amendment under Section 2.3.1(i) of this Agreement shall not be effective until the Waiver/Amendment Fee owed to the Other Approving Lenders has been paid in accordance with clause (e) above; and

(h)           the failure of the Sponsor to pay the Waiver/Amendment Fee owed to any Lender hereunder shall be a payment default under Section 9.01(a) of the Credit Agreement.

4.2	[Intentionally omitted.]

4.3	Comerica Accounts

4.3.1
With respect to the accounts in the name of the Borrowers' Agent, Madera, Boardman or Burley held by Comerica Bank described in the Request Letter, the Borrowers hereby agree, on or before March 25, 2008, to (a) (i) enter into a Blocked Account Agreement with respect to each such Comerica account and (ii) comply with the limitations on the amounts which may be on deposit in a Local Account, as set forth in Section 7.02(b)(vi) of the Credit Agreement, or (b) (i) with respect to Madera and Boardman, transfer all funds held in such Comerica accounts into the Revenue Account or apply such funds to the payment of Operation and Maintenance Expenses and (ii) with respect to the Borrowers' Agent and Burley, transfer all funds held in such Comerica accounts into the Burley Construction Account or apply such funds to the payment of Burley Project Costs, and in the case of this clause (b) only, thereafter, permanently close each such Comerica account.  The Borrowers further agree that the failure to timely satisfy this condition shall immediately void and terminate the effectiveness of this Agreement.

4.4	DSR Payment

4.4.1
With respect to the DSR Shortfall, the Sponsor hereby agrees to deposit three million four hundred thousand Dollars ($3,400,000) into the Debt Service Reserve Account on or before 4:00 p.m. New York City time on March 24, 2008.  The Sponsor further agrees that the failure to timely satisfy this condition shall immediately void and terminate the effectiveness of this Agreement.

4.5	Accuracy of Information

4.5.1
Each Borrower hereby represents and warrants to each Agent and each Lender as of the date hereof, that all factual information contained in the Request Letter was, when taken as a whole (and after giving effect to any supplement of such information, including the Supporting Documentation) and as of the date furnished, true and accurate in every material respect and such factual information was not, when taken as a whole (and after giving effect to any supplement of such information, including the Supporting Documentation) and as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.  The Borrowers further agree that any breach of this representation and warranty shall be subject to the provisions of Section 9.01(b) of the Credit Agreement (and shall be or become an Event of Default if not cured in accordance with the terms of such Section 9.01(b)).

4.6	Shortfall

4.6.1
With respect to the Shortfall, the Sponsor hereby agrees to deposit two million six hundred fifty thousand eight hundred thirty-two Dollars ($2,650,832) into the Revenue Account and fifty-two thousand five hundred sixty-four Dollars ($52,564) into the Burley Construction Account on or before 4:00 p.m. New York City time on March 24, 2008.  The Sponsor and the Borrowers further agree that the failure to timely satisfy this condition shall immediately void and terminate the effectiveness of this Agreement.

4.6.2
In addition, with respect to the Shortfall, the Sponsor hereby agrees to deposit an additional five hundred eighty-five thousand Dollars ($585,000) into the Revenue Account on or before 4:00 p.m. New York City time on March 26, 2008.  The Sponsor and the Borrowers further agree that the failure to timely satisfy this condition shall immediately void and terminate the effectiveness of this Agreement.

5.	MISCELLANEOUS

5.1	Counterparts

This Agreement may be executed in two or more original copies and each such copy may be executed by each of the Parties in separate counterpart, each of which copies when executed and delivered by the Parties shall constitute an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format ("PDF") shall be effective as delivery of a manually executed counterpart of this Agreement.

5.2	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

5.3	Limited Purpose; Effect on Credit Agreement

5.3.1
Except as expressly amended, modified or waived hereby or otherwise provided herein, all of the terms and conditions of the Credit Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended, modified or waived.  The Credit Agreement shall, together with the Waivers and Amendments, be read and construed as a single agreement.  The Sponsor Support Agreement shall, together with the Waiver and Amendment referred to in Section 2.3 above, be read and construed as a single agreement.  All references in the Credit Agreement, the Sponsor Support Agreement and any related documents, instruments and agreements (including the Financing Documents) shall hereafter refer to the Credit Agreement or the Sponsor Support Agreement or such related documents, instruments and agreements (as applicable), as amended hereby.

5.3.2
Notwithstanding anything contained herein, the Waivers and Amendments granted hereunder (a) are limited amendments, modifications and waivers, (b) are effective only with respect to the transactions described herein for the specific instance and the specific purpose for which they are given, (c) shall not be effective for any other purpose or transaction, and (d) do not constitute a basis for a subsequent waiver or consent of any of the provisions of the Credit Agreement.  Except for the Waivers and Amendments in Section 2 of this Agreement, nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default or a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

5.3.3
The parties acknowledge that, as of each date the Waivers and Amendments become effective pursuant to Section 5.4 below, no Material Adverse Effect, Default or Event of Default shall have occurred and be continuing as a result of or in connection with the Cash Management Weakness, the Accounting Weakness, the DSR Shortfall, or the matters referred to in Sections 2.4, 2.5 and 4.3 of this Agreement, and the Required Lenders direct the Administrative Agent and the Collateral Agent to not exercise any rights or remedies against the Sponsor or any of the Borrowers as a result of or in connection with the Cash Management Weakness, the Accounting Weakness, the Shortfall, the DSR Shortfall, or the matters referred to in Sections 2.4, 2.5 or 4.3 of this Agreement.

5.4	Effectiveness

5.4.1
This Agreement shall not become effective, and shall be of no force or effect, if the Required Lenders, Borrowers, Borrowers' Agent, Sponsor, Administrative Agent, Collateral Agent and Accounts Bank have not executed this Agreement on or before March 28, 2008.

5.4.2
The Waivers and Amendments (other than the Waiver and Amendment under Section 2.3.1(i) of this Agreement) shall become effective upon the later to occur of (a) the execution of this Agreement by each of the Required Lenders and (b) the payment in full by the Sponsor of the Waiver/Amendment Fee in the manner set forth in Section 4.1(d) above.

5.4.3
The Waiver and Amendment under Section 2.3.1(i) of this Agreement shall become effective upon the later to occur of (a) the execution of this Agreement by the Lenders (other than any Non-Voting Lender) holding an amount in excess of sixty-six and two-thirds percent (66.66%) of the Construction Loan Commitments and the Working Capital Loan Commitments (excluding the Construction Loan Commitments and the Working Capital Loan Commitments of all Non-Voting Lenders) (the "Supermajority Lenders") and (b) the payment in full by the Sponsor of the Waiver/Amendment Fee in the manner set forth in Section 4.1(e) above.

5.4.4
Once effective, the applicable Waivers and Amendments shall be binding on the Borrowers, the Sponsor, the Administrative Agent, the Collateral Agent, the Accounts Bank, the Lenders and their respective successors and assigns.

5.5	Authority, Etc.

(a)           The execution and delivery by each of the Borrowers, the Sponsor and the Borrowers' Agent of this Agreement and the performance by each such Party of all of its agreements and obligations under the Credit Agreement as amended hereby are within its organizational authority and have been duly authorized by all necessary organizational action on the part of, and have been duly and validly executed by, such Party.

(b)           The Required Lenders hereby authorize the Administrative Agent, the Collateral Agent and the Accounts Bank to enter into this Agreement.

5.6	Representations and Warranties

The Borrowers and Sponsor hereby certify that:

(a)           except as provided in this Agreement, all representations and warranties by any Borrower or the Sponsor set forth in each Financing Document to which such Borrower or the Sponsor is a party are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties that expressly refer to an earlier date).

(b)           other than the Defaults and Events of Default being waived in this Agreement, no Default, Funding Default or Event of Default has occurred and is continuing.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Waiver and Third Amendment to Credit Agreement as of the date first above written.

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrower

By: ___________________________________
Name:
Title:

PACIFIC ETHANOL MADERA LLC,
as Borrower

By: ___________________________________
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC,
as Borrower

By: ___________________________________
Name:
Title:

PACIFIC ETHANOL STOCKTON, LLC,
as Borrower

By: ___________________________________
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC,
as Borrower

By: ___________________________________
Name:
Title:

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: ___________________________________ Name: Title: PACIFIC ETHANOL, INC. as Sponsor By: ___________________________________ Name: Title:

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

WESTLB AG, NEW YORK BRANCH,
as Lender

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

AMARILLO NATIONAL BANK,
 as Accounts Bank

By: ___________________________________
Name:
Title:

AMARILLO NATIONAL BANK,
as Lender

By: ___________________________________
Name:
Title:

  _______________________________
  as Lender

By: ___________________________________
Name:
Title